SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K


                             CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange

                               Act of 1934




    Date of Report November 26, 1996    Commission File Number 1-3647
       (Date of earliest event reported)



                             J.W. Mays, Inc.
         (Exact name of registrant as specified in its charter)


                      New York                         11-1059070
           (State or other jurisdiction           (I.R.S. Employer
                 of incorporation)                 Identification No.)


          9 Bond Street,  Brooklyn,  New York          11201-5805
        (Address of principal executive offices)       (Zip Code)


    (Registrant's telephone number, including area code) 718-624-7400


                                         This Report Contains 3 Pages.

Item 5 - Other Events

  At the annual organizational meeting of the Board of Directors of the Registrant on November 26, 1996 Mr. Max L. Shulman resigned his position as Co-Chairman of the Board of Directors and his position on the various committees on which he served as chairman. Mr. Max Shulman remains as a director of the Registrant.

  At the same meeting Mr. Lloyd J. Shulman was elected as Chairman of the Board of Directors, and continued as President and Chief Executive Officer and Chief Operating Officer of the Registrant. Mr. Lloyd J. Shulman was also elected chairman of the various committees on which he served.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                J.W. MAYS, Inc.
                                                 (Registrant)



Dated:  December 12, 1996            By:      Lloyd J. Shulman

                                              Lloyd J. Shulman
                                              Chairman / President